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                          FUND PARTICIPATION AGREEMENT

                                     Among

                         LORD ABBETT SERIES FUND, INC.,

                          LORD ABBETT DISTRIBUTOR LLC

                                      And

                        HARTFORD LIFE INSURANCE COMPANY

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

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                               TABLE OF CONTENTS

                                                                                                         PAGE
--------------------------------------------------------------------------------------------------------------
ARTICLE I.       Series Shares
ARTICLE II.      Representations and Warranties
ARTICLE III.     Prospectuses, Reports to Shareholders and Proxy Statements; Voting
ARTICLE IV.      Sales Material and Information
ARTICLE V.       Diversification
ARTICLE VI.      Potential Conflicts
ARTICLE VII.     Indemnification
ARTICLE VIII.    Applicable Law
ARTICLE IX.      Termination
ARTICLE X.       Notices
ARTICLE XI.      Miscellaneous
SCHEDULE A       Separate Accounts and Contracts
SCHEDULE B       Participating Series
SCHEDULE C       Allocation of Expenses
SCHEDULE D       Format for NAV and Dividend Information

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                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of this 2nd day of May, 2005 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached SCHEDULE A as it may be amended from time to time upon written agreement of the parties (the "Separate Accounts"); Lord Abbett Series Fund, Inc. (the "Fund"); and Lord Abbett Distributor LLC (the "Distributor").

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Fund intends to make available shares of its series set forth on attached SCHEDULE B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and

WHEREAS, Hartford is an insurance company that has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Fund, and the Distributor agree as follows:

                            ARTICLE I. SERIES SHARES

1.1 The Fund and the Distributor agree to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series share next computed after receipt by the Fund, or its designee, of such order as of the close of business on each Business Day.

       A. For purposes of this Agreement, Hartford shall be the designee of the Fund and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Fund; provided, to the extent not inconsistent with regulatory requirements, that Hartford receives the order by 4:00 p.m. Eastern time and

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          the Fund receives notice from Hartford by telephone, facsimile (orally confirmed), or by such other means as the Fund and Hartford may mutually agree of such order, that the Fund receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

       B. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.

1.2 The Board of Directors of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.

1.3 The Fund and the Distributor agree that shares of the Fund or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Fund or any of its Series will be sold to the general public.

1.4 The Fund and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.

       A. For the purposes of this Agreement, Hartford shall be the designee of the Fund for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Fund; provided, to the extent not inconsistent with regulatory requirements, that Hartford receives the redemption request by 4:00 p.m. Eastern time and the Fund receives notice from Hartford by telephone, facsimile (orally confirmed), or by such other means as the Fund and Hartford may mutually agree of such redemption request that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.

1.5 Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.

       A. Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

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    B.  In the event of net purchases, Hartford will pay for Series shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

    C. In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.

1.6 Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each Series identified in SCHEDULE B attached as may be amended from time to time.

1.7 The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). The parties understand that Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of Series shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.8 The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Series share to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its reasonable best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached SCHEDULE D.

       A. If the Distributor provides materially incorrect Series share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

       B. Any material error in the calculation or reporting of net asset value per Series share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Fund shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Fund shall reimburse Hartford for any and all costs and expenses that result from the Distributor providing a materially incorrect share net asset value Hartford shall submit an invoice

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          to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Fund or its agents result in a gain to Hartford, subject to the immediately following sentence, Hartford shall immediately reimburse the Fund, the applicable Series or its agents for any material losses incurred by the Fund, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

       C. The Distributor or the Fund shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by Hartford.

1.9 The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Fund and Hartford agree to cooperate to deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Transfers").

       A. The Fund acknowledges and agrees that the Contracts give Hartford the ability to restrict transfers under certain circumstances and that Hartford does not have the current ability to track, intra-day, individual transfers in omnibus accounts or in all Contracts.

       B. The Fund agrees to notify Hartford of transfer activity that the Fund deems to be Abusive Transfer activity. After receiving such notice from the Fund, Hartford agrees that it will cooperate with the Fund and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. The Fund and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

       C. In the event the parties' respective restrictions on trading, market timing policies, redemption fees, or any other trading policy or procedure conflict, the parties agree to negotiate in good faith their respective responsibility for expenses for closing the affected Series in the Contracts.

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       D.  In accordance with Rule 22c-2 adopted in SEC Rel. No. IC-26782 (Mar.
           11, 2005), by the compliance date noted therein, Hartford, will provide, upon request by the Fund, the Taxpayer Identification Number or other identifying information contained in the Hartford's records, of any particular or all Contract owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges. Hartford will also honor any instructions from the Fund to restrict or prohibit further purchases or exchanges of Fund shares by a Contract owner who has been identified by Hartford or the Fund as having engaged in transactions in such shares that violate the Fund's policies established for the purpose of eliminating or reducing Abusive Transfers. The Fund may in the future offer Series and/or share classes offered through the Separate Accounts that impose redemption fees in certain circumstances ("Redemption Fee Funds"). Hartford and the Fund will maintain required records and otherwise comply with any applicable regulation issued by the SEC or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1  Hartford represents and warrants that:

       A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

       B. The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

       C.  Hartford is duly organized and in good standing under applicable law.

       D. Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment Fund in accordance with the 1940 Act, unless exempt from such registration.

2.2  The Fund and the Distributor represent and warrant that:

       A. Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

       B. Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

       C. Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

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       D.  The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

       E. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

2.3  The Fund represents and warrants that:

       A. The Fund is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Fund will make every effort to maintain such qualification and that it will notify Hartford promptly in writing upon having a reasonable basis for believing that the Fund has ceased to qualify or that the Fund might not qualify in the future.

       B. The Fund is duly organized and validly existing under the laws of the state of its organization.

       C. The Fund does and will comply in all material respects with the 1940 Act.

       D. The Fund has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.4  The Distributor represents and warrants that:

       A. It is and shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Fund in material compliance with all applicable laws and regulations.

          ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
                               STATEMENTS; VOTING

3.1 The Fund shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Fund shall provide such documents in another mutually agreeable form and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es),

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statements of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. [Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with SCHEDULE C attached to this Agreement.

3.2 The Fund or its designee will use its reasonable best efforts to provide Hartford 90 days notice of any change for a Series, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder. If the Fund fails to provide Hartford with the required notice, the Fund will reimburse Hartford for all reasonable expenses for facilitating the changes and for notifying Contract owners.

3.3 The Fund will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, consistent with applicable law, (a) distribute proxy materials applicable to the Series to eligible Contract owners,
(b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and
(d) vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

       A. To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

       B. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.4 The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 Hartford shall furnish, or shall cause to be furnished, to the Fund at least fifteen (15) days prior to intended use, each piece of sales literature or advertising prepared by Hartford in which the Fund, the Distributor, or any of their affiliates is described. No sales literature or advertising will be used if the Fund or the Distributor reasonably objects to its use within fifteen (15) Business Days following receipt by the Fund.

4.2 Hartford will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or concerning the Fund in connection with the

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advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Fund. Neither Hartford nor its affiliates shall make such representations or statements in a context that causes the representations or statements to be false or misleading.

4.3 The Fund shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Fund in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within fifteen (15) Business Days following receipt by Hartford.

4.4 Neither the Fund nor the Distributor will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford. Neither the Fund or the Distributor, nor any of their affiliates or agents, shall make such representations or statements in a context that causes the representations or statements to be false or misleading.

4.5 The Fund will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, and all amendments or supplements to any of the above that relate to the Series or its shares promptly after the filing of each such document with the SEC or other regulatory authority.

4.6 Hartford will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments that relate to the Contracts or supplements related to the Fund promptly after the filing of such document with the SEC or other regulatory authority.

                           ARTICLE V. DIVERSIFICATION

5.1 The Fund represents and warrants that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, including without limitation Treasury Regulation Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Fund or the Distributor will notify Hartford promptly of such event and the Fund or an affiliate will take all steps reasonably necessary to adequately diversify the Series so as

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to achieve compliance within the grace period afforded by Treasury Regulation
Section 1.817-5.

                        ARTICLE VI. POTENTIAL CONFLICTS

6.1 The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2 Hartford will report any potential or existing material irreconcilable conflict of which it knows of, or should have known of, to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.

6.3 If it is determined by a majority of the Board, or a majority of its independent Board members, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.

6.4 Hartford, at the request of the Fund or Distributor will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

                          ARTICLE VII. INDEMNIFICATION

7.1  Indemnification by Hartford

       A. Hartford agrees to indemnify and hold harmless the Distributor, the Fund, its affiliates and each of their directors, members, principals, trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection

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          therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

              1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

              2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for purposes of this Article
                   VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

              3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford; or

              4. Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

              5. Arise out of information or instructions from Hartford or its agents concerning the purchase, redemption, transfer or other transaction in Series shares; or

              6. Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.

       B. Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad

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          faith, or gross negligence in the performance of such Indemnified
          Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or the Distributor, whichever is applicable.

       C. Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       D. The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Fund.

7.2  Indemnification by the Distributor

       A. The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

              1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact

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                    required to be stated therein or necessary to make the
                    statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

              2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

              3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Fund; or

              4. Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement;

              5. Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other breach of this Agreement by the Distributor; or

              6. Arise out of a material error in the calculation or reporting of net asset value per share, dividend or capital gain information whether or not reported to Hartford.

       B. The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

       C. The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       D. The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3 Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee that may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.4  Notwithstanding anything to the contrary in this Agreement, in the event of
(i) any error or delay with respect to information regarding the pricing, purchase, redemption, transfer or registration of Series shares (including transactions on an as-of-basis, which must be approved and authorized by the Funds and/or the Distributor), or (ii) a determination by the Funds or their designee that an order submitted by Hartford is not in compliance with a Fund's policies and procedures as set forth in the Fund's prospectus and/or statement of additional information, the parties agree that each is obligated to make the other whole for any such error or delay, or determination, that it causes, or that has been caused in connection with any transaction or trade it has transmitted or submitted, subject in each case to the relevant Fund's policies on materiality of pricing errors, if applicable. In addition, each party agrees that neither will receive compensation from the other for the costs of reprocessing necessary as a result of an error or delay, or determination, in an amount exceeding $2,000 per reprocessing event (not including amounts to make Contract owners/Funds whole); provided, however that no reprocessing costs will be payable with respect to any error or delay identified within two (2) business days following the applicable trade date. Each party agrees to provide the other with prompt notice of any errors or delays, or determinations, of the type referred to in this Section 7.5.

7.5 With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.6  If a party is defending a claim and indemnifying another party hereto, and:
(i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this
Section 7.7 shall NOT apply.

7.7 The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a DE NOVO proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

7.8 The Fund agrees to notify Hartford immediately upon termination of the Distributor.

                          ARTICLE VIII. APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.

8.2 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                            ARTICLE IX. TERMINATION

9.1 This Agreement shall continue in full force and effect until the first to occur of:

       A. Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

       B. Termination by Hartford by written notice to the Fund or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

       C. Termination by Hartford upon written notice to the Fund with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

       D. Termination by Hartford upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section
           5.1 of this Agreement; or

       E. Termination upon mutual written agreement of the parties to this Agreement; or

       F.   Termination pursuant to Section 11.9, below.

       G. Termination by the Fund or the Distributor by written notice to Hartford in the event any Contracts or Separate Accounts are not registered, issued or sold in accordance with applicable state and/or federal law.

       H. Termination by the Fund or the Distributor upon written notice to Hartford in the event that any Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Fund reasonably believes that the Contracts may fail to so qualify.

       J. Termination by the parties in the event this agreement is assigned without prior written consent of the other.

9.2  Effect of Termination.

       A. Notwithstanding any termination of this Agreement, the Fund shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in Series shares, redeem investments in Series shares and invest in Series shares through additional purchase payments.

       B. Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

       C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

                               ARTICLE X. NOTICES

10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

                 Lord Abbett Family of Funds
                 90 Hudson Street
                 Jersey City, NJ 07302
                 Attention: General Counsel

If to the Distributor:

                 Lord Abbett Distributor LLC
                 90 Hudson Street
                 Jersey City, NJ 07302
                 Attention: General Counsel

If to Hartford:                      With a copy to:

Hartford Life Insurance Co.          Hartford Life Insurance Co.
200 Hopmeadow Street                 200 Hopmeadow Street
Simsbury, Connecticut 06070          Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President     Attn: Alan Kreczko, Deputy General
                                     Counsel

                           ARTICLE XL. MISCELLANEOUS

11.1 Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

11.8 Hartford may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. Hartford shall provide the Fund or the Distributor with written notice of the names of any subcontractors, agents or affiliates Hartford hires or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. Hartford agrees that it is and will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by Hartford in this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Hartford.

11.9 AMENDMENT, WAIVER AND OTHER MATTERS. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

11.10 This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

On its behalf and each Separate Account named in Schedule A, as may be amended from time to time in writing

By:      [ILLEGIBLE]
         -----------------------------------------------
Its      Vice President

LORD ABBETT SERIES FUND, INC.

By:      /s/ Paul A. Hilstad
         -----------------------------------------------
         Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC,
by Lord, Abbett & Co. LLC, its Managing Member

By:      /s/ Paul A. Hilstad
         -----------------------------------------------
         Member and General Counsel

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three

                                   SCHEDULE B

                              PARTICIPATING SERIES

Class VC shares of the All Value Portfolio of the Lord Abbett Series Fund, Inc. Class VC shares of the America's Value Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Bond-Debenture Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Growth and Income Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Large-Cap Core Portfolio of the Lord Abbett Series Fund, Inc.

                                   SCHEDULE C

                             ALLOCATION OF EXPENSES

                  PAID BY HARTFORD                                             PAID BY THE FUND
-----------------------------------------------------------------------------------------------------------------
Preparing and filing the Separate Account's                  Preparing and filing the Fund's registration
registration statement                                       statement
Text composition for Separate Account prospectus and         Text composition for Series prospectuses and
supplements                                                  supplements
Text alterations of Separate Account prospectus and          Text alterations of Series prospectuses and
supplements                                                  supplements
Printing Separate Account prospectuses and                   Printing Series prospectus and supplements for use
supplements for use with prospective Contract                with existing Contract owners; or if requested by
owners;                                                      Hartford, providing camera-ready film, computer
Printing Series prospectuses and supplements for use         diskettes or typeset electronic document files of
with prospective Contract owners                             such documents and printing such documents for use
                                                             with existing Contract owners (1)
Text composition and printing of Separate Account            Text composition and printing of Fund statement of
statement of additional information                          additional information (1)
Mailing and distributing Separate Account                    Mailing and distributing Series prospectuses,
prospectuses, supplements and statement of                   supplements and statement of additional information
additional information to existing Contract owners           to existing Contract owners (1)
as required by applicable law;                               Printing, mailing and distributing Series and
Mailing and distributing Separate Account                    Separate Account supplements and other
prospectuses and supplements to prospective Contract         communications related to fund substitutions, fund
owners;                                                      closings, fund mergers and other similar fund
Mailing and distributing Series prospectuses and             transactions
supplements to prospective Contract owners
Text composition of any annual and semi-annual               Text composition of annual and semi-annual reports
reports of the Separate Account, printing, mailing,          of the Series; printing, mailing, and distributing
and distributing any annual and semi-annual reports          annual and semi-annual reports of the Series to
of the Separate Account                                      existing Contract owners (1)
Text composition, printing, mailing, distributing,           Text composition, printing, mailing, distributing,
and tabulation of proxy statements and voting                and tabulation of proxy statements and voting
instruction solicitation materials to Contract               instruction solicitation materials to Contract
owners with respect to proxies sponsored by the              owners with respect to proxies sponsored by the
Separate Accounts                                            Series or the Fund

------------

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents (collectively "Documents"), in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts; provided, however, that the Fund's share of the total expenses shall not exceed an amount equal to the product of x and y where x is the number of combined materials distributed to Contract owners and y is the Fund's per unit cost of printing the relevant Documents.

                                   SCHEDULE D

                    FORMAT FOR NAV AND DIVIDEND INFORMATION

Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:

Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day

                                AMENDMENT NO. 1
                            PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated May 2, 2005 by and among HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the "Separate Accounts"), LORD ABBETT SERIES FUND, INC. (the "Fund"), and LORD ABBETT DISTRIBUTOR LLC (the "Distributor") is hereby amended as follows:

SCHEDULE A TO THE AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE ATTACHED SCHEDULE A:

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Hartford Life Insurance Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

EFFECTIVE: OCTOBER 3, 2005

IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY,
ON BEHALF OF ITSELF AND ITS ACCOUNTS

By:     /s/ Michael Kalen
        ----------------------------------------
Name:   Michael Kalen
Title   Executive Vice President & Director
        of Indiv. Life Division

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
ON BEHALF OF ITSELF AND ITS ACCOUNTS

By:     /s/ Michael Kalen
        ----------------------------------------
Name:   Michael Kalen
Title   Executive Vice President & Director
        of Indiv. Life Division

LORD ABBETT SERIES FUND, INC.

By:       /s/ Lawrence H. Kaplan
          ----------------------------------------
Name:     Lawrence H. Kaplan
Title:    Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC

By:       /s/ Lawrence H. Kaplan
          ----------------------------------------
Name:     Lawrence H. Kaplan
Title:    Member and General Counsel

                               AMENDMENT NO. 2 TO
                          FUND PARTICIPATION AGREEMENT

                                     Among
                        HARTFORD LIFE INSURANCE COMPANY,
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
                         LORD ABBETT SERIES FUND, INC.,
                                      and
                          LORD ABBETT DISTRIBUTOR LLC

This Amendment, effective May 1, 2008, by and among Hartford Life and Annuity Insurance Company (collectively "Hartford"), Lord Abbett Series Fund, Inc. (the "Fund"), a Maryland Corporation, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, and Lord Abbett Distributor LLC (the "Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated May 2, 2005 by the foregoing parties as follows:

WHEREAS, Hartford has established one or more separate accounts to offer Contracts for which the Fund may serve as one of the underlying funding vehicles; and

WHEREAS, in connection with their investment in a Contract, Hartford may offer Contract owners the option to select static or dynamic asset allocation models containing one or more Series in connection with their Contracts (the "Models"); and

WHEREAS, to facilitate the selection and implementation of the Models the parties seek to memorialize their understanding that the Fund will not enforce its market timing policies under the limited circumstances described below; and

WHEREAS, the parties wish to delete Schedule A in its entirety and replace it with the revised Schedule A attached hereto; and

WHEREAS, unless otherwise defined herein, terms used in this Amendment shall have the meaning provided in the Agreement.

1.  Section 1.9 of the Agreement is amended to add the following subsection E:

         E. Notwithstanding anything to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Fund agrees that it will not enforce its market timing or frequent trading policies at the time a Contract owner transfers assets into a Model or transfers assets out of a Model. The Fund's agreement not to enforce its market timing or frequent trading policies applies only to the limited circumstances described herein. The Fund reserves the right to revoke this waiver of its market timing or late trading polices upon 30 days written notice to Hartford to the extent the Fund reasonably believes that one or more Contract owners have transferred assets into and out of a Model in a manner that reasonably appears to evidence an intent to engage in otherwise prohibited market timing or frequent trading activities.

2. Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto.

3. In all other respects, the terms of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE HARTFORD LIFE INSURANCE COMPANY                 LORD ABBETT SERIES FUND, INC
By its authorized officer,                          By its authorized officer,

By:           /s/ Robert Arena                     By:           /s/ Lawrence H. Kaplan
              -----------------------------------                -----------------------------------
Name:         Robert Arena                         Name:         Lawrence H. Kaplan
Its: [Title]  Senior Vice President                Its: [Title]  Vice President
Date:         5/2/08                               Date:         5/6/08

THE HARTFORD LIFE AND ANNUITY INSURANCE COMPANY     LORD ABBETT DISTRIBUTOR LLC
By its authorized officer,                          By: Lord, Abbett & Co. LLC, its Managing Member

By:           /s/ Robert Arena                     By:           /s/ Lawrence H. Kaplan
              -----------------------------------                -----------------------------------
Name:         Robert Arena                         Name:         Lawrence H. Kaplan
Its: [Title]  Senior Vice President                Its: [Title]  Member
Date:         5/2/08                               Date:         5/6/08

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

NAME OF SEPARATE ACCOUNT
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VLI Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL II

                                AMENDMENT NO. 3
                            PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated May 2, 2005 by and among HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the "Separate Accounts"), LORD ABBETT SERIES FUND, INC. (the "Fund"), and LORD ABBETT DISTRIBUTOR LLC (the "Distributor") is hereby amended as follows:

1. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

Effective date: May 2, 2011

In witness whereof, the parties hereto have caused this Amendment to be entered into as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY, ON
BEHALF OF ITSELF AND ITS ACCOUNTS

By:      /s/ Steven M Kluever
         ----------------------------------------
Name:    Steven M Kluever
Title:   Vice President Product & Marketing

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY, ON BEHALF OF ITSELF AND ITS ACCOUNTS

By:      /s/ Steven M Kluever
         ----------------------------------------
Name:    Steven M Kluever
Title:   Vice President Product & Marketing

LORD ABBETT SERIES FUND, INC.

By:   /s/ Lawrence H. Kaplan
      ----------------------------------------
      Lawrence H. Kaplan
      Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC
By: Lord Abbett & Co. LLC, its Managing Member

By:   /s/ Lawrence H. Kaplan
      ----------------------------------------
      Lawrence H. Kaplan
      Member

                                   SCHEDULE B

                              PARTICIPATING SERIES

Schedule B shall be deemed to be automatically amended based on the list of underlying funds (or series) shown in the Participation Agreement and the mutually acceptable classes of shares thereof, if any, as reflected in Separate Account registration statements for Hartford, and as filed with the Securities and Exchange Commission from time to time.

PARTICIPATING SERIES

Class VC shares of the Fundamental Equity Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Capital Structure Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Bond-Debenture Portfolio of the Lord Abbett Series Fund, Inc.
Class VC Shares of the Growth and Income Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Classic Stock Portfolio of the Lord Abbett Series Fund, Inc.

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